Somekh Chaikin
Mail address	Office address	Telephone 972 3 684 8000
PO Box 609	KPMG Millennium Tower	Fax 972 3 684 8444
Tel Aviv 61006	17 Ha’arba’a Street
Israel	Tel Aviv 61070
Israel

EXHIBIT 14.1

May 5, 2004

Consent of Independent Public Accountants

The Board of Directors
Radcom Ltd.
Tel Aviv
Israel

     We consent to the incorporation by reference in the Registration Statement (File No. 333-07964, No. 333-13244, No. 333-13246, No. 333-13248, No. 333-13250, No. 333-13254, No. 333-14236 and No. 333-111931) on Form S-8 of Radcom Ltd. of our report dated February 1, 2004, except as to Note 7A(2) and Note 12, which is as of April 20, 2004, relating to the consolidated balance sheets of Radcom Ltd. as of December 31, 2003 and 2002 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the three years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 20-F of Radcom Ltd..

/s/Somekh Chaikin

Somekh Chaikin
Certified Public Accountants (Isr.)
A member of KPMG International